UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) May 22, 2014

Robert Half International Inc.

(Exact name of registrant as specified in its charter)

Delaware	01-10427	94-1648752
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2884 Sand Hill Road, Menlo Park, CA	94025
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (650) 234-6000

NO CHANGE

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 22, 2014, the registrant held its annual meeting of stockholders. The four matters presented to the stockholders at the annual meeting were (1) the election of six directors, (2) the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2014, (3) the approval of the amended and restated Stock Incentive Plan, and (4) an advisory vote to approve executive compensation.

The vote for directors was as follows:

Nominee	Shares For	Shares withheld	Broker Non-Votes
Andrew S. Berwick, Jr	108,999,103	6,441,996	7,732,289
Harold M. Messmer, Jr.	111,522,887	3,918,212	7,732,289
Barbara J. Novogradac	114,893,656	547,443	7,732,289
Robert J. Pace	114,181,014	1,260,085	7,732,289
Frederick A. Richman	114,068,145	1,372,954	7,732,289
M. Keith Waddell	102,984,187	12,456,912	7,732,289

The proposal regarding the ratification of the appointment of PricewaterhouseCoopers LLP as auditors for 2014 was approved by the following vote:

For	121,476,019
Against	1,611,658
Abstain	85,711
Broker Non-Votes	0

The proposal to approve the amended and restated Stock Incentive Plan was approved by the following vote:

For	111,722,276
Against	3,586,742
Abstain	132,081
Broker Non-Votes	7,732,289

The advisory resolution to approve executive compensation was approved by the following vote:

For	110,467,922
Against	4,816,791
Abstain	156,386
Broker Non-Votes	7,732,289

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit	Description

99.1	Amended and Restated Stock Incentive Plan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Robert Half International Inc.

Date: May 23, 2014	By:	/s/ STEVEN KAREL
	Name:	Steven Karel
	Title:	Executive Vice President and Secretary